UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

VISA INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0267673
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:

333-276747

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class B-2 Common Stock, par value $0.0001	None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. Description of Registrant’s Securities to be Registered.

This registration statement on Form 8-A (this “Form 8-A”) is filed by Visa Inc. (“Visa”). This Form 8-A registers Visa’s Class B-2 common stock, par value $0.0001 per share (the “Class B-2 common stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934.

The information set forth under the heading “Description of Capital Stock” in the prospectus, dated April 8, 2024, constituting part of Visa’s registration statement on Form S-4, as amended (File No. 333-276747), insofar it relates to the Class B-2 common stock, is hereby incorporated by reference into this Form 8-A. Such information is qualified in its entirety by reference to applicable Delaware law, Visa’s eighth restated certificate of incorporation (the “Certificate”) and Visa’s amended and restated bylaws (the “Bylaws”).

For a complete description, please refer to the Certificate and the Bylaws, which have been filed with the Securities and Exchange Commission and are incorporated by reference as exhibits to this Form 8-A.

ITEM 2. Exhibits.

3.1.	Eighth Restated Certificate of Incorporation of Visa Inc. (incorporated by reference to Exhibit 3.2 to Visa Inc.’s Current Report on Form 8-K filed on January 24, 2024)

3.2.	Amended and Restated Bylaws of Visa Inc. (incorporated by reference to Exhibit 3.2 to Visa Inc.’s Current Report on Form 8-K filed on August 5, 2022)

4.1	Form of stock certificate of Visa Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 5 to Visa Inc.’s Registration Statement on Form S-4 (File No. 333-143966) filed on September 13, 2007)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VISA INC.

Date: May 8, 2024	By:	/s/ Ryan McInerney
	Name:	Ryan McInerney
	Title:	Chief Executive Officer